                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 14, 2000


                            Z-TEL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     000-28467              59-3501119
-------------------------------   ------------------------   ------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

     601 S. Harbour Island Blvd., Suite 220, Tampa, FL                33602
------------------------------------------------------------      --------------
          (Address of principal executive offices)                  (Zip Code)


         (813) 273-6261
-------------------------------
(Registrant's telephone number,
      including area code)

              N/A
-------------------------------
(Former Name or Former Address,
if Changed Since Last Report)

Item 2.  Acquisition or disposition of assets

         Z-Tel Technologies, Inc. ("Z-Tel") has completed the acquisition of Touch 1 Communications, Inc. ("Touch 1"). Touch 1 was merged with a wholly-owned subsidiary of Z-Tel and, effective April 14, 2000, has become a wholly-owned subsidiary of Z-Tel. The purchase price for Touch 1 consisted of 1,100,000 shares of Z-Tel stock, plus approximately $9 million in cash derived from the proceeds of Z-Tel's initial public offering completed in December 1999. The purchase price was determined through arms-length negotiations by the parties and is subject to adjustment based on a closing date balance sheet, now being prepared, as detailed in the agreement and plan of merger. The acquisition is being accounted for as a stock purchase. The parties have agreed to account for the transaction as though the transaction were completed on April 10, 2000. In connection with the merger, Z-Tel has entered into employment agreements with several key members of Touch 1's management team, including James F. Corman who will continue his position as President of Touch 1, which will operate under the name Z-Tel Consumer Services. Prior to the merger, there were no material relationships between Z-Tel and Touch 1, except that Z-Tel had hired Touch 1 to provide telemarketing and other services at Touch 1's usual rates.

Item 5. Other Events

         On June 9, 2000, PTEK Holdings, Inc. and Premiere Communications, Inc. (collectively, "PTEK") filed a lawsuit against Z-Tel, Z-Tel Communications, Inc. and several of its officers and directors. Z-Tel disclosed the existence of this lawsuit and its response by press release dated June 12, 2000, which is attached as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial statements of business acquired:

             (1) The following historical audited financial statements are attached hereto:

                 Independent Auditors' Report
                 Consolidated Financial Statements
                      Consolidated Balance Sheets as of December 31, 1999
                          and 1998
                      Consolidated Statements of Operations for the years ended
                          December 31, 1999, 1998, and 1997
                      Consolidated Statements of Stockholders' Deficit for the
                          years ended December 31, 1999, 1998 and 1997
                      Consolidated Statements of Cash Flows for the years ended
                          December 31, 1999, 1998 and 1997
                      Notes to Consolidated Financial Statements


             (2) The following historical unaudited financial statements are attached hereto:

                      Condensed Consolidated Balance Sheets as of March 31, 2000
                      Condensed Consolidated Statements of Operations for the
                          three months ended March 31, 2000 and 1999
                      Condensed Consolidated Statement of Cash Flows for the
                          three months ended March 31, 2000

         (b) Pro forma condensed consolidated (unaudited) financial information

                 Basis of Presentation
                 Pro Forma Condensed Consolidated Balance Sheet as of
                      March 31, 1999
                 Pro Forma Condensed Consolidated Statement of Operations for
                      the three months ended March 31, 2000
                 Pro Forma Condensed Consolidated Statement of Operations for
                      the year ended December 31, 1999

         (c) Exhibits

              The Exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Touch 1 Communications, Inc.

We have audited the accompanying balance sheets of Touch 1 Communications, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the three years ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Touch 1 Communications, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the three years ended December 31, 1999 in conformity with generally accepted accounting principles.

Birmingham, Alabama
February 25, 2000
(Except for Note 19, as to which
the date is June 20, 2000)

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                     ASSETS



                                                                                 1999            1998
                                                                             ------------    ------------
CURRENT ASSETS
  Cash and cash equivalents                                                  $    964,239    $    777,637
  Trade accounts receivable (net allowance for doubtful accounts
    of $662,750 and $361,750, respectively)                                     7,763,804       8,458,621
  Other receivables                                                                 8,371          59,744
  Deferred tax asset                                                               63,341          20,904
  Prepaid expenses and other assets                                                35,949          74,954
                                                                             ------------    ------------
      Total current assets                                                      8,835,704       9,391,860
                                                                             ------------    ------------
PROPERTY AND EQUIPMENT, NET                                                     8,624,051      10,010,865
                                                                             ------------    ------------
OTHER ASSETS
  Deferred tax asset                                                            8,879,238       9,553,556
  Other assets                                                                  1,723,701         689,906
                                                                             ------------    ------------
      Total other assets                                                       10,602,939      10,243,462
                                                                             ------------    ------------
      TOTAL ASSETS                                                           $ 28,062,694    $ 29,646,187
                                                                             ============    ============

                         LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                                 1999            1998
                                                                             ------------    ------------
CURRENT LIABILITIES
  Lines of credit                                                            $  1,362,822    $  1,000,000
  Notes payable - related party                                                        --      50,146,433
  Preferred dividends payable                                                   1,039,027              --
  Trade accounts payable                                                        6,034,260      10,883,591
  Accounts payable - related party                                                     --         445,539
  Accrued expenses                                                              1,685,575       3,104,232
  Capital lease obligations payable                                                    --         630,349
  Current portion of long-term debt:
    Related party                                                               4,294,878         127,355
    Unrelated party                                                               605,193              --
                                                                             ------------    ------------
      Total current liabilities                                                15,021,755      66,337,499
                                                                             ------------    ------------

LONG-TERM LIABILITIES
  Long-term debt:
    Related party                                                              22,295,049       3,140,487
    Unrelated party                                                             2,709,392              --
  Deferred credit                                                                      --       8,355,555
                                                                             ------------    ------------
      Total long-term liabilities                                              25,004,441      11,496,042
                                                                             ------------    ------------
      Total liabilities                                                        40,026,196      77,833,541
                                                                             ------------    ------------

COMMITMENTS AND CONTINGENCIES (Note 20)

STOCKHOLDERS' DEFICIT
  Preferred stock, par value $.01 per share - authorized 4,000,000 shares;
    3,338,936 shares issued and outstanding; liquidation
    value $10.46 per share or $34,925,270 in the aggregate                         33,389              --
  Common stock, par value $.01 per share - authorized 6,000,000
    shares; 985,044 shares issued; 938,147 shares outstanding                       9,850           9,850
  Additional paid-in capital                                                   49,896,952      16,044,098
  Accumulated deficit                                                         (60,506,547)    (62,844,156)
  Treasury stock, at cost, 46,897 shares                                       (1,397,146)     (1,397,146)
                                                                             ------------    ------------
      Total stockholders' deficit                                             (11,963,502)    (48,187,354)
                                                                             ------------    ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                            $ 28,062,694    $ 29,646,187
                                                                             ============    ============

The notes to the consolidated financial statements are an integral part of these statements.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



                                                        1999            1998             1997
                                                   ------------    ------------    -------------
REVENUES                                           $ 65,588,925    $ 65,533,414    $  92,238,933

OPERATING EXPENSES:
  Network operations                                 28,249,268      37,014,590       42,501,533
  Sales and marketing                                10,588,836       8,487,387       37,217,163
  General and administrative                         24,395,297      48,981,216       51,289,771
  Depreciation and amortization                       2,245,960       2,248,529        1,819,362
                                                   ------------    ------------    -------------
      Total operating expenses                       65,479,361      96,731,722      132,827,829
                                                   ------------    ------------    -------------
NONOPERATING INCOME (EXPENSES):
  Interest income                                           548           5,876          157,835
  Interest expense                                   (2,829,810)     (3,068,608)      (5,437,381)
  Miscellaneous                                         117,961          68,991            3,564
  Gain on settlement of contract                      4,480,505       4,983,333        1,611,111
  Gain on sale of assets                                181,119              --               --
  Bankruptcy fees                                    (1,086,902)     (1,167,895)              --
                                                   ------------    ------------    -------------
      Total nonoperating income (expenses)              863,421         821,697       (3,664,871)
                                                   ------------    ------------    -------------
Net income (loss) before income taxes and
  extraordinary items                                   972,985     (30,376,611)     (44,253,767)
Income tax (provision) benefit                         (149,149)      6,161,346        3,545,073
                                                   ------------    ------------    -------------
Net income (loss) before extraordinary items            823,836     (24,215,265)     (40,708,694)

Extraordinary items, net of applicable taxes:
  Gain on forgiveness of debt                         1,513,773              --        3,663,386
  Gain on sale of stock                                      --              --       21,329,567
                                                   ------------    ------------    -------------
      Total extraordinary items                       1,513,773              --       24,992,953
                                                   ------------    ------------    -------------
NET INCOME (LOSS)                                  $  2,337,609    $(24,215,265)   $ (15,715,741)
                                                   ============    ============    =============
EARNINGS PER COMMON SHARE:

  Basic earnings per share:
    Net income (loss) before extraordinary items   $       0.23    $     (25.81)   $      (43.39)
    Extraordinary items                                    1.61            0.00            26.64
                                                   ------------    ------------    -------------
    Net income (loss)                              $       1.38    $     (25.81)   $      (16.75)
                                                   ============    ============    =============
  Fully diluted earnings per share:
    Net income (loss) before extraordinary items   $       0.42    $     (25.81)   $      (43.39)
    Extraordinary items                                    0.78            0.00            26.64
                                                   ------------    ------------    -------------
    Net income (loss)                              $       1.20    $     (25.81)   $      (16.75)
                                                   ============    ============    =============
  Weighted average shares outstanding
    Basic                                               938,147         938,147          938,147
    Diluted                                           1,006,255         938,147          938,147

The notes to the consolidated financial statements are an integral part of these statements.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                        Preferred Stock      Common Stock                                         Treasury Stock
                     -------------------- ------------------     Paid-in        Accumulated   ----------------------
                     Par Value   Shares   Par Value   Shares     Capital          Deficit        Cost        Shares         Total
                     ---------  --------- ---------  -------   ------------    ------------   -----------   -------    ------------
Balance at 12-31-96   $    --          --   $9,850   985,044   $  8,800,358    $(17,231,012)  $(1,397,146)  (46,897)   $ (9,817,950)
Net income                 --          --       --        --             --     (15,715,741)           --        --     (15,714,741)
Prior period adjust-
  ments                    --          --       --        --             --      (5,682,138)           --        --      (5,682,138)
Contribution of
  capital from
  Touch 1, Inc.            --          --       --        --      5,000,000              --            --        --       5,000,000
                      -------   ---------   ------   -------   ------------    ------------   -----------   -------    ------------
Balance at 12-31-97        --          --    9,850   985,044     13,800,358     (38,628,891)   (1,397,146)  (46,897)    (26,215,829)

Net income                 --          --       --        --             --     (24,215,265)           --        --     (24,215,265)

Contribution of
  capital from
  Touch 1, Inc.            --          --       --        --      2,243,740              --            --        --       2,243,740
                      -------   ---------   ------   -------   ------------    ------------   -----------   -------    ------------
Balance at 12-31-98        --          --    9,850   985,044     16,044,098     (62,844,156)   (1,397,146)  (46,897)    (48,184,354)

Net income                 --          --       --        --             --       2,337,609            --        --       2,337,609

Issuance of preferred
  stock                33,389   3,338,936       --        --     34,891,881              --            --        --      34,925,270

Preferred stock
  dividends                --          --       --        --     (1,039,027)             --            --        --      (1,039,027)
                      -------   ---------   ------   -------   ------------    ------------   -----------   -------    ------------
Balance at 12-31-99   $33,389   3,338,936   $9,850   985,044   $ 49,896,952    $(60,506,547)  $(1,397,146)  (46,897)   $(11,963,502)
                      =======   =========   ======   =======   ============    ============   ===========   =======    ============

The notes to the consolidated financial statements are an integral part of these statements.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                          1999           1998           1997
                                                      -----------    ------------    ------------
OPERATING ACTIVITIES
  Net income (loss)                                   $ 2,337,609    $(24,215,265)   $(15,715,741)
  Adjustments to reconcile net income
    (loss) to net cash flows:
      Depreciation and amortization                     2,245,960       2,248,529       1,819,362
      Gain on settlement of contract                   (4,480,505)     (4,983,333)     (1,611,111)
      Loss due to impairment of asset                     390,000              --              --
      Gain on disposal of assets                         (181,119)             --              --
      Gain from forgiveness of debt                    (1,996,505)             --              --
      Proceeds from sale of customer base                      --              --      14,950,000
      Realized gain on sale of WorldCom stock                  --              --     (21,329,567)
      (Increase) decrease in assets:
        Trade accounts receivable (net)                   694,817      20,147,529        (482,095)
        Related party receivables                              --              --       5,513,574
        Other receivables                                  51,373         (44,272)        (10,362)
        Deferred tax asset                                631,881      (6,161,346)     (3,545,073)
        Prepaid expenses                                   39,005       8,170,714           4,309
        Other assets                                   (1,033,793)       (574,136)      1,740,991
      Increase (decrease) in liabilities:
        Accounts payable - trade                          859,890         575,861     (13,871,548)
        Accounts payable - related party                  543,192         445,539              --
        Accrued expenses                                1,534,549       1,594,159         421,027
                                                      -----------    ------------    ------------
NET CASH FLOWS PROVIDED BY
  (USED IN) OPERATING ACTIVITIES                        1,636,354      (2,796,021)    (32,116,234)
                                                      -----------    ------------    ------------
INVESTING ACTIVITIES
  Purchases of property and equipment                  (1,137,841)        (93,620)     (2,175,952)
  Proceeds from sale of property and equipment            225,250              --              --
  Proceeds from sale of WorldCom stock                         --              --      21,329,567
                                                      -----------    ------------    ------------
NET CASH FLOWS USED IN INVESTING ACTIVITIES              (912,591)        (93,620)     19,153,615
                                                      -----------    ------------    ------------
FINANCING ACTIVITIES
  Bank overdraft                                               --      (6,466,483)        316,046
  Net borrowings (payments) on lines of credit          1,259,199      (2,466,931)      1,422,726
  Payments on capital lease obligations                  (373,090)       (280,607)       (445,887)
  New borrowings - notes payable - related party        3,000,000      14,970,496      15,474,793
  Payments on notes payable - related party            (2,875,174)     (2,421,242)     (7,451,032)
  Payments on long-term debt - related party             (127,355)       (113,936)       (101,930)
  New borrowings - long-term debt - unrelated party            --         283,733       3,550,000
  Payments on long-term debt - unrelated party         (1,420,741)       (337,752)     (4,802,097)
  Capital contribution from Touch 1, Inc.                      --         500,000       5,000,000
                                                      -----------    ------------    ------------
NET CASH FLOWS PROVIDED BY
  (USED IN) FINANCING ACTIVITIES                         (537,161)      3,667,278      12,962,619
                                                      -----------    ------------    ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                 186,602         777,637              --
CASH AND CASH EQUIVALENTS, beginning of year              777,637              --              --
                                                      -----------    ------------    ------------
CASH AND CASH EQUIVALENTS, end of year                $   964,239    $    777,637    $         --
                                                      ===========    ============    ============

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
                                                                     1999            1998           1997
                                                                 ------------    ------------    -----------
Cash paid during the year for interest                           $  1,064,637    $  1,703,717    $ 4,672,381
Cash paid during the year for income taxes                       $         --    $         --    $        --

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of preferred stock resulting in:
  Decrease in notes payable                                      $(29,225,669)   $         --    $        --
  Decrease in accounts payable - related party                       (988,731)             --             --
  Decrease in accrued expenses                                       (835,820)             --             --
  Decrease in deferred credit                                      (3,875,050)             --             --
  Decrease in stockholders' deficit                                34,925,270              --             --

  Disallowance of capital leases by
    bankruptcy court                                                  234,649              --             --

Preferred dividends accrued                                        (1,039,027)             --             --

Conversion of notes payable to long-term debt resulting in:
    Decrease in line of credit                                       (765,429)             --             --
    Decrease in note payable                                      (23,059,355)             --             --
    Increase in long-term debt - unrelated
      party                                                           765,429              --             --
    Increase in long-term debt - related party                     23,059,355              --             --

Conversion of accrued interest to long-term debt resulting in:
    Decrease in accrued expenses                                   (2,117,388)             --             --
    Increase in line of credit                                        103,623              --             --
    Increase in notes payable                                       2,013,765              --             --

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                     1999            1998           1997
                                                                 ------------    ------------    -----------
Contribution of property and equipment
    from Touch 1, Inc.                                           $         --    $  1,743,740    $        --

Conversion of Premiere long-term debt to
  note payable and accounts payable to
  notes payable                                                            --       8,124,949             --

Conversion of United Bank loan to notes
  payable                                                                  --         107,894             --

Conversion of First National Bank of Atmore
  loan to notes payable                                                    --       1,000,000             --

Conversion of WorldCom accounts payable to
  Corman Elegre Capital, L.L.C. note payable                               --      15,704,088             --

Conversion of accrued interest to notes
  payable                                                                  --        (179,104)            --

Prior period adjustments resulting in:
    Decrease in property and equipment                                     --              --      2,198,430
    Increase in long-term debt -
      related party deficit                                                --              --      3,483,708
    Increase in accumulated deficit                                        --              --     (5,682,138)

The notes to the consolidated financial statements are an integral part of these statements.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Touch 1 Communications, Inc. and Subsidiaries ("the Company") provide long distance service to subscribers throughout the United States. During the year ended December 31, 1998, Touch 1 Communications, Inc. formed two wholly-owned subsidiaries, direcTEL, Inc. (which provides telemarketing services) and direcCONNECT, Inc. (which functions as a multi-level marketing company). The consolidated financial statements for the years ended December 31, 1999 and 1998 include the results of Touch 1 Communications, Inc., direcTEL, Inc., and direcCONNECT, Inc. All significant intercompany accounts have been eliminated in consolidation. The financial statements for the year ended December 31, 1997, include the results of Touch 1 Communications, Inc. In addition, the Company was a wholly-owned subsidiary of Touch 1, Inc. until September, 1999.

On June 29, 1998 and July 9, 1998, Touch 1 Communications, Inc. and direcTEL, Inc. (a wholly-owned subsidiary of Touch 1 Communications, Inc.), respectively, filed proceedings under Chapter 11 of Title 11 of the U.S. Bankruptcy Code. The Bankruptcy Plan, as amended, was consummated on September 13, 1999. (See
Note 3.)

REVENUE RECOGNITION

Revenues are recognized when earned. Revenues are earned at the time the long-distance call is originated.

PROPERTY AND EQUIPMENT

Property and equipment are capitalized at the lower of cost or market. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. Accelerated depreciation is used for income tax purposes, where permitted. Improvements to leased properties or fixtures are amortized over their estimated useful lives or lease period, whichever is shorter.

Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capital lease assets is computed on the straight-line method over the estimated useful life of the asset or the term of the applicable lease, whichever is shorter.

Normal repairs and maintenance are expensed as incurred. Expenditures that materially increase the value or extend the useful life of an asset are capitalized. The related costs and accumulated depreciation of disposed assets are eliminated and any gain or loss on disposition is included in the current year consolidated statement of operations.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

LONG-LIVED ASSETS

The Company evaluates the recoverability of long-lived assets when events or circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying value. In the event impairment exists, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset.

INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") 109, "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax benefit or consequence attributable to the differences between the financial statement and tax bases of assets and liabilities. Valuation allowances are established when necessary, to reduce deferred tax assets to an amount expected to be realized.

As a subsidiary of Touch 1, Inc., the Company is included in the parent's consolidated federal corporate income tax returns for the years ended December 31, 1997 and 1998. Due to the ownership change discussed in Note 16, the Company will be included in the parent's consolidated federal corporate income tax return for the period January 1, 1999 through September 13, 1999. For the period beginning September 14, 1999 through December 31, 1999, the Company will file its federal corporate income tax return as a separate entity. The Company and its subsidiaries generally file separate state income tax returns, unless an applicable state allows a consolidated return to be filed.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and in the bank. Cash equivalents include all time deposits purchased with a maturity of three months or less.

In connection with the bankruptcy process, Touch 1 Communications, Inc. established three debtor-in-possession accounts, and direcTEL, Inc. established two debtor-in possession accounts. These accounts were created to facilitate the Bankruptcy Court's review of all disbursements. The balances in these accounts were $1,980,902 at December 31, 1998. These bank accounts were no longer under review after the Company was released from bankruptcy.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions for the reporting period and as of the financial statement date. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

         Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

         Lines of credit: The carrying amounts reported on the balance sheet for the lines of credit approximate those liabilities' fair value.

         Notes payable: The fair value of the Company's notes payable are estimated using discounted cash flow analysis, based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

         Fixed rate long-term debt: The fair value of the Company's fixed rate long-term debt is estimated using discounted cash flow analysis, based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

         Variable rate long-term debt: The fair value of the Company's variable rate long-term debt approximates its carrying value.

SEGMENT REPORTING

Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires that the Company report financial and descriptive information about reportable segments, and how these segments were determined. The Company operated during the years ended December 31, 1999, 1998 and 1997 in a single segment. The Company allocates resources and assesses performance based on total operations. Based on these factors, management has determined that the Company operates as one segment as defined by SFAS No. 131.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

ADOPTION OF NEW ACCOUNTING PRONOUNCEMENT

The Company adopted statement of Position (SOP) 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" on January 1, 1999. SOP 98-1 requires computer software costs related to internal software that is incurred in the preliminary project stage to be expensed as incurred. When the capitalization criteria of SOP 98-1 have been met, costs of developing or obtaining internal-use computer software are capitalized. The Company capitalized approximately $141,733 of software obtained during the year ended December 31, 1999. Internal use software is included as a component of property and equipment on the consolidated balance sheet.

SELF-INSURANCE

The Company utilizes third-party insurance subject to varying retention levels of self-insurance. Such self-insurance relates primarily to employee health insurance. Expenses are accrued based upon the Company's estimates of the aggregate liability for claims incurred using the Company's prior experience.

The Company has stop-loss insurance that begins at $45,000 per claim. The policy will pay a total of $2,000,000 per year in aggregate claims, at which point the Company is liable for any additional claims.

ADVERTISING COSTS

The Company expenses advertising costs to operations as they are incurred. Advertising expenses included in sales and marketing expenses were $-0-, $2,143,958 and $121,640, for the years ended December 31, 1999, 1998 and 1997, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

On November 24, 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 100 ("SAB 100"), "Restructuring and Impairment Charges." SAB 100 provides the SEC staff's views regarding the accounting for and disclosure of certain expenses commonly reported in connection with exit activities and business combinations. The Company does not anticipate that SAB 100 will have a material impact on its consolidated financial statements.

On December 3, 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." While not intended to change current literature related to revenue recognition, SAB 101 provides additional guidance on revenue recognition policies and procedures. The Company believes that its current accounting policies and procedures related to revenue recognition comply with SAB 101.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

RECLASSIFICATIONS

Certain prior year balances have been reclassified to conform to the current year presentation.

NOTE 2 - RELATED PARTIES AND RELATED PARTY TRANSACTIONS

As detailed below, Touch 1 Communications, Inc., Touch 1, Inc., Corman Foundation, Inc., and Corman Elegre' Capital, L.L.C. are all related due to matters of individual control. Generally accepted accounting principles generally require that financial statements of parties related due to matters of individual control be presented in combination or consolidation. In this instance, it is management's belief that such a presentation could result in a misleading presentation of the consolidated financial statements of Touch 1 Communications, Inc. and Subsidiaries and therefore the other related party financial statements have not been included.

The Company is involved in several related party transactions. Listed below are the various related parties and their relationships to the Company:

TOUCH 1, INC.

Touch 1, Inc. owns 100% of the outstanding common stock of Touch 1 Communications, Inc. and of Touch 1 Wireless, Inc. At December 31, 1999, no preferred stockholders of Touch 1 Communications, Inc. had exercised their rights to convert to common stock.

JAMES F. CORMAN

James F. Corman is the President of Touch 1, Inc. and Subsidiaries including Touch 1 Communications, Inc. James F. Corman directly owns approximately 20% of the Class A voting common stock and 100% of the Class B non-voting common stock of Touch 1, Inc. The Company had notes payable to James F. Corman in the amounts of $277,732 and $362,845 at December 31, 1999 and 1998, respectively. Interest expense for the note payable was $5,250, $-0- and $-0- for the years ended December 31, 1999, 1998 and 1997, respectively.

CORMAN FOUNDATION, INC.

The Corman Foundation, Inc. ("the Foundation") is a 501(c)(3) private charitable foundation and non-profit corporation whose primary function is providing charitable grants to various organizations from funds donated to the Foundation. James F. Corman is the founder and executive director of the Corman Foundation. The Foundation owns 100% of Corman Elegre' Capital, L.L.C., and approximately 27.4% of the preferred stock of Touch 1 Communications, Inc.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 2 - RELATED PARTIES AND RELATED PARTY TRANSACTIONS - CONTINUED

CORMAN ELEGRE' CAPITAL, L.L.C.

Corman Elegre' Capital, L.L.C. ("Corman Elegre'") is a single member limited liability corporation formed as a holding company for various investments. Corman Elegre' owns 100% of the preferred stock of Touch 1, Inc. and approximately 61.7% of the preferred stock of Touch 1 Communications, Inc. The Company had notes payable to Corman Elegre' in the amounts of $16,251,489 and $29,629,037 at December 31, 1999 and 1998, respectively. (See Note 3 - Bankruptcy). Interest expense for the Corman Elegre' notes payable was $1,449,284, $869,587 and $-0- for the years ended December 31, 1999, 1998 and
1997, respectively.

WILLIAM F. CORMAN CHARITABLE TRUST

The William F. Corman Charitable Trust ("the WFCC Trust") is a charitable trust which acquired all of the common stock of Touch 1, Inc. held by William F. Corman (father of James F. Corman) on July 20, 1998. James F. Corman is a trustee of the Trust along with the treasurers of the First Presbyterian Church of Atmore and the First United Methodist Church of Atmore. The WFCC Trust owns approximately 34.6% of the Class A voting common stock of Touch 1, Inc.

FIRST REVOCABLE TRUST OF W. F. CORMAN

The First Revocable Trust of W. F. Corman owns approximately 0.8% of the preferred stock of Touch 1 Communications, Inc. James F. Corman and his three sisters are the trustees and beneficiaries. Each is entitled to a 25% share of the trust assets. The Company had notes payable to the First Revocable Trust in the amounts of $822,227 and $1,432,274 at December 31, 1999 and 1998,
respectively. Interest expense for the notes payable was $15,544, $-0- and $-0-, for the years ended December 31, 1999, 1998 and 1997, respectively.

BRATT INVESTMENTS, INC.

Bratt Investments, Inc. is a real estate holding company. In 1997, it purchased the corporate offices of Touch 1 Communications, Inc. and then leased the building back to the Company. The common stock of Bratt Investments, Inc. was 100% owned by Andrew L. Smith, Esquire, corporate counsel to Touch 1, Inc. and Touch 1 Communications, Inc. The Company had notes payable to Bratt Investments, Inc. in the amounts of $0 and $9,323,260 at December 31, 1999 and 1998, respectively. Interest expense for this note payable was $-0-, $392,642 and $174,620 for the years ended December 31, 1999, 1998 and 1997, respectively. On September 10, 1999 Bratt Investments, Inc. was dissolved and the note payable was transferred to The Corman Foundation, Inc. This note payable was subsequently exchanged for Touch 1 Communications, Inc. preferred stock.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 2 - RELATED PARTIES AND RELATED PARTY TRANSACTIONS - CONTINUED

BROOKWOOD, L.L.C.

Brookwood, L.L.C. owned and leased the building where Touch 1 Communications, Inc. technology infrastructure is housed. Mr. James F. Corman owns approximately 28% of Brookwood, L.L.C. and the First Revocable Trust of W. F. Corman owns approximately 12%. Touch 1 Communications, Inc. leased this building and was obligated under a 15-year capital lease. Included in the capital lease was a provision by which a sale of 50% or more of the stock of Touch 1 Communications, Inc., would require the Company to purchase the property at its original cost. Based on the merger agreement between Touch 1, Inc. and Z-Tel Technologies, Inc. referred to in Note 19 - Subsequent Events, and application of professional standards for material subsequent events, Touch 1 Communications, Inc. will purchase the facility from Brookwood, L.L.C. The Company had a note payable to Brookwood, L.L.C. in the amount of $3,267,842 at December 31, 1998 and a note payable in the amount of $3,530,573 at December 31, 1999. (See Note 4 - Prior Period Adjustments). Interest expense for this note payable was $359,158, $372,577 and $384,583 for the years ended December 31, 1999, 1998 and 1997, respectively.

RICHARD MILLER

Richard Miller is an investor and a member of the Board of Directors of Touch 1 Communications, Inc.

OWL'S HEAD INVESTMENTS, L.L.P.

The Company was indebted to Owl's Head Investments, L.L.P., owned in part by Miller Investments, in the amounts of $0 and $2,100,000 at December 31, 1999 and 1998, respectively. (See Note 3 - Bankruptcy). Interest expense for this note payable was $-0-, $21,032 and $-0- for the years ended December 31, 1999, 1998 and 1997, respectively.

FRANKLIN INVESTMENTS

The Franklin Investments are limited partnerships formed to raise capital for general corporate purposes. Entities related to Richard Miller provided approximately 90% of the funds for Franklin VI and approximately 80% of the funds of Franklin VIII. The Company had notes payable to Franklin VI in the amounts of $741,119 and $954,155 at December 31, 1999 and 1998, respectively. The Company had notes payable to Franklin VIII in the amounts of $4,966,787 and $6,344,862 at December 31, 1999 and 1998, respectively (See Note 3 - Bankruptcy). Interest expense for these notes payable was $88,186, $218,489 and $247,893 for the years ended December 31, 1999, 1998 and 1997, respectively.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 2 - RELATED PARTIES AND RELATED PARTY TRANSACTIONS - CONTINUED

LAST CALL, LLC

Last Call, LLC is a service provider company headquartered in Minot, North Dekota. Its President, Marius "Buzz" Stitzer is also the President of direcTEL, Inc. During the year ended December 31, 1999, direcTEL, Inc. entered into an agreement with Last Call, LLC to provide telemarketing services in exchange for certain prescribed hourly rates. The agreement states that after an 18-month vesting period, Touch 1 Communications, Inc. will own 10% of Last Call, LLC. Touch 1 Communications, Inc. is entitled to 10% of the profits during the vesting period, although actual ownership of the stock will not occur until the vesting period is over. As of December 31, 1999, Touch 1 Communications, Inc. had not received any profit distributions from Last Call, LLC.

NOTE 3 - BANKRUPTCY

On June 29, 1998, Touch 1 Communications, Inc. filed for Chapter 11 protection in the United States Bankruptcy Court for the Southern District of Alabama. DirecTEL, Inc., a wholly-owned subsidiary of Touch 1 Communications, Inc., filed for Chapter 11 on July 9, 1998. The filing was necessitated by a foreclosure initiated by the Company's inability to pay approximately $15.7 million in past due management fees, network charges, related interest and penalties owed to MCI WorldCom.

Pursuant to the bankruptcy code, the debtors continued to operate their businesses as debtors-in-possession while their reorganization case was pending.

On August 6, 1999 (the "Confirmation Date"), the U.S. Bankruptcy Court confirmed the Touch 1 Communications, Inc. and direcTel, Inc. (the "Companies") combined Companies' Amended Joint Plan of Reorganization (the "Reorganization"), and on September 13, 1999, the Companies were released from bankruptcy. Pursuant to the Reorganization, on such date certain indebtedness of the company was settled in exchange for cash, new indebtedness and/or new equity interests and certain other pre-petition claims were discharged, certain claims were settled, certain contracts and leases were affirmed and certain contracts and leases were rejected.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 3 - BANKRUPTCY - CONTINUED

In satisfaction of the Reorganization, the pre-petition claimants were organized into eight classes for purposes of claim settlement, and are briefly described below.

        Bankruptcy Class                        Class Name
        ----------------                        ----------
             Class 1               Priority Claims
             Class 2               Tax Lien Claims
             Class 3               Secured Claim of Corman Elegre' Capital, L.L.C.
             Class 4               Secured Claim of Premiere
             Class 5               Secured Claim of WorldCom
             Class 6               Touch 1 Unsecured Claims
             Class 7               direcTEL Unsecured Claims
             Class 8               Equity Interest

CLASS 1

All priority claims were paid in full for the allowed claim as of the effective date of the Reorganization.

CLASS 2

Each tax lien holder is to be paid over the six years subsequent to the effective date of the Reorganization.

CLASS 3

The debtor has issued a two-year note payable in the amount of $3,000,000 plus interest at a rate of prime plus one and one-half percent (1.5%). The balance of the Corman Elegre' note was converted into preferred stock of Touch 1 Communication, Inc.

CLASS 4

The Premiere liens were released and extinguished and the secured claim of Premiere was treated as a Class 6 -- Touch 1 unsecured claim.

Corman Elegre' had assumed the secured claim of Premiere and as such had received preferred stock for the full value of the claim.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 3 - BANKRUPTCY - CONTINUED

CLASS 5

Corman Elegre' Capital, L.L.C. as the assignee of the MCI WorldCom ("MCI") claim in satisfaction of its claim has accepted the following:

       Issuance of a five-year note payable in the amount of $13,850,000 with interest at a rate of 6%. The residual claim balance of $1,854,088 was paid to the claimant in Touch 1 Communication, Inc. preferred stock

CLASS 6

Holders of unsecured claims of Touch 1 Communications, Inc. were offered three different methods of satisfaction:

       Payment of 40% of the unsecured claim as of the petition date, or Payment of 100% of the unsecured claim under the following terms:
           20% on the effective date of the Reorganization, and 80% residual paid over five years with interest of 6% per annum, or
       Payment of 100% of the allowed claim by the issuance of shares in the reorganized Touch 1 Communication, Inc. preferred stock.

CLASS 7

Holders of unsecured claims of direcTEL, Inc. were offered three methods of claim satisfaction:

   1. Payment of 40% of the unsecured claim as of the petition date, or Payment of 100% of the unsecured claim under the following terms:
           20% on the effective date of the Reorganization, and 80% residual paid over five years with interest of 6% per annum, or
      Payment of 100% of the allowed claim by the issuance of shares in the reorganized Touch 1 Communication, Inc. preferred stock.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 3 - BANKRUPTCY - CONTINUED

CLASS 8

Retain rights to all assets unimpaired by the Reorganization.

PRE-PETITION CLAIM SATISFACTION

The table below provides a summary of pre-petition claims provided by the bankruptcy agreement.

   Total debt balance at confirmation, September 13, 1999                     $ 52,935,500

   Less:
     Stock conversion                                        $ 21,942,619
     Cash payments at confirmation                              4,449,379
     Cash payments post-confirmation                            1,412,777
     Debt forgiveness                                           1,757,756
                                                             ------------
   Total debt balance at December 31, 1999                                    $ 23,372,969
                                                                              ============

As of the date of this report, the Companies were in compliance with the Reorganization.

Claim settlements upon exit from bankruptcy proceedings resulted in gains of $1,513,773, net of tax, from the early extinguishments of debt (See Note 17 - Extraordinary Gain).

In accordance with the Reorganization, various creditors opted to cancel a portion of the debt owed to them in exchange for preferred stock of Touch 1 Communication, Inc. Claims were converted based on a conversion price of $10.46 per share. All fractional shares resulting from the conversion were paid in cash. The following debts were exchanged for preferred stock:

                                                                         Number of
                                                                           Shares
                                                           Balance      Acquired via
             Note                                         Converted      Conversion
             ----                                       ------------     ---------
     Corman Foundation - Bratt                          $  9,555,224       913,501
     Corman Elegre' - Premiere                             4,602,619       440,020
     Spectrum Equity - Premiere                            3,072,330       293,721
     Patrick Maxwell - Premiere                              228,400        21,835
     Jerry Ray - Premiere                                    221,600        21,185
     Corman Elegre' - Debtor-in-possession facility        5,800,000       554,493
     Corman Elegre' - Accrued interest                     2,318,871       221,689
     Corman Elegre' - Owl's Head                           2,121,903       202,858
     Corman Elegre' - WorldCom                             1,854,088       177,255
     Corman Elegre' - Revenue payable                        987,476        94,404
     First Revocable Trust of William F. Corman              286,455        27,385
     Pre-petition trade payables                               1,333           127
                                                        ------------     ---------
                                                        $ 31,050,299     2,968,473
                                                        ============     =========

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 3 - BANKRUPTCY - CONTINUED

CLASS 8 - CONTINUED

PRE-PETITION CLAIM SATISFACTION - CONTINUED

Pursuant to the Reorganization, Touch 1 Communications, Inc. transferred 370,463 shares of preferred stock to Corman Elegre' in exchange for the Premiere Calling Card Base.

     Shares transferred via Chapter 11 Debt Conversion        2,968,473
     Shares transferred via Premiere' Calling Card Base         370,463
                                                              ---------
         Total preferred shares issued                        3,338,936
                                                              =========

NOTE 4 - PRIOR PERIOD ADJUSTMENTS

BROOKWOOD, L.L.C.

In 1996, the Company incorrectly classified the nature of a lease on the South Brookwood office building as an operating lease. This resulted in an understatement of interest and depreciation expense of $196,393 and $18,250, respectively, and an overstatement of rent expense by $243,257 during the applicable period.

An independent appraisal performed in 1996 indicated that there was an impairment in the reported value of the building. This impairment has been recorded resulting in a devaluation of the building in the amount of $2,080,572. Income and expense were not affected other than in the disclosure above.

BRATT INVESTMENTS, INC.

In 1996, the Company acquired the North Brookwood office building from Touch 1 Long Distance, Inc. for $6,514,045 which was Touch 1 Long Distance, Inc.'s original cost. In 1996, prior to the issuance of financial statements, the Company received an independent real estate appraisal of the fair market value of this office building that indicated a value of only $2,584,000, including land. An impairment of $3,930,045 was not recognized until 1997, at which time the adjustment was calculated incorrectly. This transaction resulted in an excess charge to earnings of approximately $637,542. The Company later sold the office building to Bratt Investments, Inc. for $9,500,000 and recognized a deferred gain of $7,553,542. The Company immediately leased the office building back from Bratt Investments, Inc. and recorded a capital lease in the amount of $9,500,000, which was the net present value of the future minimum lease payments.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 4 - PRIOR PERIOD ADJUSTMENTS - CONTINUED

BRATT INVESTMENTS, INC. - CONTINUED

During the bankruptcy proceedings, Corman Foundation was the recipient of a donation of 100% of Bratt Investments, Inc. stock. Therefore the Company became indebted to the Corman Foundation. During the Chapter 11 Reorganization, the debt obligation was approved by the Bankruptcy Court and was exchanged for Touch 1 Communications, Inc. preferred stock. On September 7, 1999, Bratt Investments, Inc. transferred the deed for the building to Touch 1 Communications, Inc. for $10 and the holding company was subsequently dissolved.

Generally accepted accounting principles require that the capital asset and lease obligation be recorded at fair market value when fair market value is less than the present value of the minimum lease payments. However, this particular transaction was a related party transaction in which the value of the capital lease was overstated and the transaction lacked economic substance. In accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, in order to present fairly the economic substance of the transaction, the Company has impaired the asset from its time of completion in 1995, recorded the building at the fair market value, and disregarded the sale and subsequent leaseback of the building. The culmination of these transactions resulted in an understatement of depreciation expense of approximately $158,691.

NOTE 5 - PROPERTY AND EQUIPMENT

Following is a summary of property and equipment as of December 31, 1999 and 1998:

                                                   Estimated       Balance at        Balance at
                                                  Useful Lives        1999              1998
                                                  ------------    ------------      ------------
Office furniture and equipment                    5 - 7 years     $ 10,885,114      $  9,666,172
Buildings and land                                   30 years        4,191,950         4,191,950
Leasehold improvements                           5 - 15 years           61,976            61,976
Building held under capital lease                    30 years               --         1,794,985
                                                                  ------------      ------------
                                                                    15,139,040        15,715,083
Less: Accumulated depreciation and amortization                     (6,514,989)       (5,704,218)
                                                                  ------------      ------------
    Net property and equipment                                    $  8,624,051      $ 10,010,865
                                                                  ============      ============

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 6 - LINES OF CREDIT

During 1999, the Company negotiated a new secured $8,000,000 line of credit with FINOVA Capital Corporation ("FINOVA"). Borrowings under this line of credit are secured by the Local Exchange Carrier (the "LEC") receivable base and substantially all of the Company's fixed assets. The borrowing base is limited to 80% of the confirmed call-data tapes transmitted to the LECs. Interest on amounts outstanding under the line-of-credit is payable at two percent above the prime rate which was 10.5% at December 31, 1999. This line-of-credit matures on September 10, 2000 and is renewable annually at the option of the lender. The weighted average interest rate for the year ended December 31, 1999 was 10.36%. The agreement contains certain financial covenants with respect to tangible net worth, liquidity, and other ratios. In addition, without prior consent of the lender, the agreement does not allow the payment of dividends and restricts, among other things, the incurrence of additional debt, guarantees, lease arrangements or sale of certain assets. On April 10, 2000 the Company paid accrued, preferred dividends in the amount of $2,045,588 without FINOVA's approval thereby placing the Company in violation of the loan agreement. FINOVA has indicated to the Company that the line of credit will be cancelled and a $250,000 cancellation fee will be assessed. At December 31, 1999, borrowings of approximately $1,360,000 were outstanding. The carrying amount of this line of credit approximates fair market value.

At December 31, 1998, the Company had a $1,000,000 line of credit with The First National Bank of Atmore. The line was personally guaranteed by James F. Corman. The interest rate and amount outstanding at December 31, 1998 were 8.5% and $1,000,000, (approximates fair value) respectively. During bankruptcy proceedings, this note was converted to long-term debt.

NOTE 7 - CAPITAL LEASES

The Company leased various items of computer equipment under capital leases expiring in the years 1999 and 2000. The assets and liabilities under these capital leases were recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset. The assets were amortized over their estimated useful lives. Amortization of assets under capital leases in the amounts of $252,063, $378,094 and $378,094 is included in depreciation expense for the years ended December 31, 1999, 1998 and 1997. Interest rates on capitalized leases varied from 9.8% to 13.5%.

During bankruptcy proceedings, these capital lease obligations were rejected, thereby reducing the liabilities to $0 at December 31, 1999.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 8 - NOTES PAYABLE - RELATED PARTY

The following is a detail of notes payable - related party at December 31, 1998:

Note payable to James F. Corman, unsecured, interest rate at 9.5%, due on demand.        $   362,845

Note payable to First Revocable Trust of W.F. Corman, unsecured, interest rate
  at 9.5%, due on demand.                                                                  1,432,274

Notes payable to Corman Elegre', secured by customer base, interest rate
  at 9.5%, due on demand.                                                                 15,704,088

Notes payable to Corman Elegre', secured by customer base, interest rate
  at 9.5%, due on demand.                                                                  5,800,000

Note payable to Corman Elegre', secured by calling card revenue base, interest rate
  at 9.5%, due on demand.                                                                  8,124,949

Note payable to Bratt Investments, Inc., secured by real estate, interest rate
  at 7.375%, due on demand.                                                                9,323,260

Notes payable to Franklin Investment Funds, unsecured, interest rate at 9.0%,
  due on demand.                                                                           7,299,017

Note payable to Owl's Head Investments, unsecured, interest rate at 9.5%,
  due on demand.                                                                           2,100,000
                                                                                         -----------
                                                                                         $50,146,433
                                                                                         ===========


At December 31, 1998, the carrying value of these related party notes payable approximated fair value. During bankruptcy proceedings, these notes either were exchanged for cash, converted to long-term debt or exchanged for preferred stock in Touch 1 Communications, Inc.

NOTE 9 - ACCOUNTS PAYABLE - RELATED PARTIES

At December 31, 1998, the Company had accounts payable to related parties in the amount of $445,539. This payable was due to Corman Elegre' in connection with their assumption of the Premiere debt as discussed in Note 14 - Gain on Settlement of Contract. During bankruptcy proceedings, this debt was exchanged for preferred stock in Touch 1 Communications, Inc.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 10 - LONG-TERM DEBT - RELATED PARTY

Following is a summary of long-term debt as of December 31, 1999 and 1998.

                                                                           1999           1998
                                                                       ------------    -----------
Note payable to Corman Elegre', secured by customer base, balloon payment due May 2001, interest rate at prime plus one and one-half percent which was 9.75% at December 31, 1999, due May 31, 2001.
  Estimated fair value at $3,000,000 at December 31, 1999.             $  3,000,000    $        --

Note payable to Corman Elegre', secured by customer base, 60 monthly installments of $267,759, interest rate at 6%, due September 2004.
  Estimated fair value of $11,846,164 at December 31, 1999.              13,251,489             --

Note payable to First Revocable Trust of W. F. Corman,
  unsecured, 60 monthly installments of $16,614, interest rate at 6%, due September 2004. Estimated fair value of
  $735,035 at December 31, 1999.                                            822,227             --

Note payable to James F. Corman, unsecured, 60 monthly
  installments of $5,612, interest rate at 6%, due September 2004.
  Estimated fair value $248,285 at December 31, 1999.                       277,732             --

Notes payable to Franklin Investment Funds, unsecured,
  60 monthly installments of $115,314, interest rate at 6%,
  due September, 2004. Estimated fair value $5,181,709
  at December 31, 1999.                                                   5,707,906             --

Note payable to Brookwood Investments, L.L.C., secured by
  real estate, 180 monthly installments of $40,543, interest rate at 11.186%, due August, 2014. Estimated fair value
  $3,530,573 and $3,267,842 at December 31, 1999 and
  1998, respectively.                                                     3,530,573      3,267,842
                                                                       ------------    -----------
                                                                         26,589,927      3,267,842
Less:  Current portion                                                   (4,294,878)      (127,355)
                                                                       ------------    -----------
    Net                                                                $ 22,295,049    $ 3,140,487
                                                                       ============    ===========

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 10 - LONG-TERM DEBT - RELATED PARTY - CONTINUED

The following is a summary of the principal maturities of long-term debt - related party maturing for each of the next five years and thereafter, and in the aggregate, ending December 31:

2000                                         $ 4,294,878
2001                                           7,154,588
2002                                           4,418,732
2003                                           4,701,248
2004                                           3,780,378
Thereafter                                     2,240,103
                                             -----------
                                             $26,589,927
                                             ===========

NOTE 11 - LONG-TERM DEBT - UNRELATED PARTY

The following is a summary of long-term debt - unrelated party outstanding at December 31, 1999 and 1998:

                                                                                          1999          1998
                                                                                      -----------    -----------
Note payable to First National Bank of Atmore, unsecured, personally guaranteed by James F. Corman, 60 monthly installments of $15,466, interest rate at 6%,
  maturing September, 2004.  Estimated fair value of $684,215 at December 31, 1999.   $   765,429    $        --

Notes payable to pre-petition creditors (trade vendors), unsecured, 60 monthly installments of $40,019, interest rate 6%, maturing September, 2004. Estimated
  fair value of $1,770,576 at December 31, 1999.                                        2,072,522             --

Notes payable to pre-petition creditors (trade vendors) priority, unsecured, 72 monthly installments of $8,295, interest rate at 6%, maturing September, 2005
  Estimated fair value $422,778 at December 31, 1999.                                     476,634             --
                                                                                      -----------    -----------
                                                                                        3,314,585             --
Less:  Current portion                                                                   (605,193)            --
                                                                                      -----------    -----------
    Net                                                                               $ 2,709,392    $        --
                                                                                      ===========    ===========

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 11 - LONG-TERM DEBT - UNRELATED PARTY - CONTINUED

The following is a summary of the principal maturities of long-term debt - unrelated party maturing for each of the next five years and thereafter, and in the aggregate, ending December 31:

    2000                           $  605,193
    2001                              642,521
    2002                              682,150
    2003                              724,224
    2004                              596,006
    Thereafter                         64,491
                                   ----------
                                   $3,314,585
                                   ==========

NOTE 12 - PREFERRED STOCK

In connection with the Bankruptcy Reorganization, as discussed in Note 3, the Company issued 3,338,936 shares of $.01 par, cumulative convertible preferred stock in satisfaction of notes payable in the amount of $35,024,016.

The convertible preferred stock pays dividends at the rate of 10%. The stock is cumulative, and is convertible, at the option of the holder at any time, into common stock on a one-to-one basis. The preferred stockholders are not entitled to voting privileges. The liquidation value of the preferred stock is $10.46 per share, which is equal to the original issue price.

NOTE 13 - COMPUTATION OF NET INCOME (LOSS) PER SHARE

Basic net income per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share assumes the conversion of the outstanding preferred stock to common stock on a one-to-one basis.

Net income (loss) per share is calculated as follows:

                                                           1999            1998            1997
                                                        -----------    ------------    ------------
Basic net income (loss) per share:

  Net income (loss)                                     $ 2,337,609    $(24,215,265)   $(15,715,741)
  Less preferred stock dividends                         (1,039,027)             --              --
                                                        -----------    ------------    ------------
  Net income (loss) attributable to common
    shareholders                                        $ 1,298,582    $(24,215,265)   $(15,715,741)
                                                        ===========    ============    ============
  Weighted average shares outstanding                   $   938,147    $    938,147    $    938,147
                                                        ===========    ============    ============
  Basic net income (loss) per share                     $      1.38    $     (25.81)   $     (16.75)
                                                        ===========    ============    ============


                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 13 - COMPUTATION OF NET INCOME (LOSS) PER SHARE - CONTINUED

                                                           1999            1998            1997
                                                        -----------    ------------    ------------
Diluted net income (loss) per share:

  Net income (loss)                                     $ 2,337,609    $(24,215,265)   $(15,715,741)
                                                        ===========    ============    ============
  Weighted average common shares outstanding            $   938,147    $    938,147    $    938,147
  Dilutive weighted average preferred shares
    outstanding                                           1,006,255              --              --
                                                        -----------    ------------    ------------
  Dilutive weighted average shares outstanding          $ 1,944,402    $    938,147    $    938,147
                                                        ===========    ============    ============
  Diluted net income (loss) per share                   $      1.20    $     (25.81)   $     (16.75)
                                                        ===========    ============    ============


NOTE 14 - GAIN ON SETTLEMENT OF CONTRACT

In 1997, the Company sold their calling card customer revenue base to Premiere Communications, Inc. ("Premiere") for $14,950,000 in cash. The Company also executed a promissory note payable for $6,550,000 under which up to $6,550,000 could be borrowed under a Voice Mailbox Wholesale Agreement. The Company would receive credit against this loan for each voice mailbox it sold.

Simultaneously, the Company entered into a management and consulting agreement with Premiere whereby the Company would continue to manage the calling card customer base and would guarantee Premiere revenue of $1,500,000 per month for thirty-six months after deducting a management fee of 25% and the cost of sales associated with the revenue generated. The $14,950,000 gain was recognized as a deferred gain to be amortized over thirty-six months.

In June 1998, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code as discussed in Note 3. The Bankruptcy Court modified the payments to Premiere, reducing them to $525,000 per month. In November 1998, Corman Elegre' paid $2,000,000 in cash and entered into a note payable of $10,000,000 for the rights to the Premiere contract. The Company was then indebted to Corman Elegre' under the same terms as formerly obligated to Premiere, except the management and consulting agreement was terminated, and Corman Elegre' voluntarily reduced the Company's monthly commitment to approximately $253,000.

Gains were recognized in connection with this contract in the amounts of $4,480,505, $4,983,333 and $1,611,111 for the years ended December 31, 1999,
1998 and 1997, respectively.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 15 - RETIREMENT PLAN

The Company participates in a defined contribution plan as defined by section 401(k) of the Internal Revenue Code. Participants may contribute between 1% and 20% of their gross annual salary not to exceed $10,000. The Company's matching contribution equals 50% of the first 5% of gross salary that the participant elects to contribute to the plan. The participant is fully vested in the Company's contribution after six years of credited service. Participants automatically become fully vested upon attainment of normal retirement age, upon retirement due to disability, upon death, and upon termination of the Plan. The Company contributed $127,317, $92,286 and $157,417 for the years ended December 31, 1999, 1998 and 1997, respectively, on behalf of the plan participants.

NOTE 16 - PROVISION FOR INCOME TAXES

The components of the Company's deferred tax assets at December 31, 1999 and 1998 which reflect the tax effects of the Company's temporary differences and net operating loss carryforwards (NOLs) consist of the following:

                                            1999            1998
                                        ------------    ------------
Deferred tax assets (liabilities):
  Tax benefit of NOLs                   $ 12,889,300    $ 14,436,872
  Accounts receivable                        238,590         130,230
  Property and equipment                  (2,179,753)     (2,071,089)
  Accrued expenses                            83,600          28,168
  Capitalized bankruptcy expenses            770,990         377,242
                                        ------------    ------------
      Total deferred tax asset            11,802,727      12,901,423
  Valuation allowance                     (2,860,148)     (3,326,963)
                                        ------------    ------------
      Deferred income tax assets, net   $  8,942,579    $  9,574,460
                                        ============    ============

The valuation allowance, as required by SFAS 109, increased in 1998 by $2,351,596, and decreased in 1999 by $466,815. These changes reflect the estimated changes in the amounts of deferred tax assets which may not be recognized in future years due primarily to expiring NOLs and the IRC Section 382 limitations noted below.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 16 - PROVISION FOR INCOME TAXES - CONTINUED

At December 31, 1999, 1998 and 1997, the provision for income taxes consists of the following:

                                                     1999             1998            1997
                                                  -----------     ------------    ------------
Deferred income tax benefit (expense)
  arising from changes in:
    NOL tax benefit carryforwards                 $(1,547,572)    $  7,934,428    $  6,502,445
    Accounts receivable allowance for
      doubtful accounts                               108,360           46,889          83,340
    Capitalization of bankruptcy fees                 393,749          377,242              --
    Property and equipment basis                     (108,664)         154,719      (2,093,849)
    Accrued expenses                                   55,432             (336)         28,504
    Valuation allowance decrease                      466,815       (2,351,596)       (975,367)
                                                  -----------     ------------    ------------
      Total deferred tax benefit (expense)           (631,880)       6,161,346       3,545,073
    Less: Provision for income taxes for
      extraordinary item                              482,731               --              --
                                                  -----------     ------------    ------------
      Provision for income taxes                  $  (149,149)    $  6,161,346    $  3,545,073
                                                  ===========     ============    ============

The difference between the statutory federal income tax rate and the effective tax is attributable to the following:

                                                     1999             1998            1997
                                                  -----------     ------------    ------------
Federal income tax at statutory rate                     34.0%           (34.0%)         (34.0%)

Increase (decrease) in tax rate resulting from:
  State income taxes, net of federal benefit              2.0%            (2.0%)          (2.0%)
  Differences in book and tax bases of assets           (40.4%)            1.9%            4.5%
  Change in valuation allowance                         (48.0%)            7.7%            2.2%
  Change in benefits from net operating loss
    carryforwards                                        62.0%             6.1%           21.3%
  Changes in accrued expenses                             5.7%             0.0%            0.0%
                                                  -----------     ------------    ------------
Effective income tax rate                                15.3%           (20.3%)          (8.0%)
                                                  ===========     ============    ============

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 16 - PROVISION FOR INCOME TAXES - CONTINUED

At December 31, 1999 the Company had available approximate federal net operating losses to reduce future taxable income as follows:

     Year of Loss         Expiration Date                              Amount
     ------------         ---------------                           ------------
         1997             December 31, 2017                         $ 15,000,000
         1998             December 31, 2018                           21,000,000
                                                                    ------------
              Total                                                 $ 36,000,000
                                                                    ============

As explained in Note 3, Corman Elegre' Capital, L.L.C. acquired preferred stock of Touch 1 Communications, Inc. in September 1999. As a result, under IRC
Section 382 and the regulations thereunder, this stock acquisition qualifies as an ownership change of a more than 5% stockholder. Accordingly, the availability of pre-change net operating losses for income in future years is limited to approximately $2,300,000 per year. The valuation allowances noted above have been adjusted to reflect the annual limitation.

The Company has state net operating loss carryforwards of varying amounts and expiration dates available to offset future state taxable income.

NOTE 17 - EXTRAORDINARY GAIN

In connection with the bankruptcy proceedings, the Company recognized an extraordinary gain of $1,513,773, net of taxes of $482,731, for early extinguishment of debt for the year ended December 31, 1999. (See Note 3 - Bankruptcy)

In September 1997, WorldCom, Inc. issued 595,972 shares of its publicly traded common stock to the Company at no cost. The Company sold all of these shares for proceeds of $21,329,567. The funds were used to pay overdue trade payables which the company owed WorldCom, Inc. Additionally, $3,663,386 of WorldCom, Inc. debt was forgiven resulting in an extraordinary gain of $24,992,953 for the year ended December 31, 1977.

NOTE 18 - CONCENTRATIONS OF CREDIT RISK

The Company and its Subsidiaries maintain cash balances in several accounts with one financial institution. The total of a customer's accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1999 and 1998, the Company had uninsured balances of $653,554 and $681,446, respectively.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 19 - SUBSEQUENT EVENT

On April 10, 2000, the Company merged with a wholly-owned subsidiary (Tiger Acquisition Subsidiary, Inc.) of Z-Tel Technologies, Inc. (Z-Tel). Touch 1 Communications, Inc. is the surviving corporation and the merger qualifies as a "reorganization" as defined in Section 368(a) of the Internal Revenue code. The shareholders of Touch 1 Communications, Inc. received 1,100,000 shares of Z-Tel common stock and $8,955,384 in cash.

As discussed in Note 6, the Company violated a loan covenant in connection with its line of credit FINOVA Capital Corporation ("FINOVA"). FINOVA has indicated to the Company it will cancel the line of credit and assess a $250,000 cancellation fee. The Company is pursuing alternate financing sources through its parent, Z-Tel Technologies, Inc.

NOTE 20 - COMMITMENTS

The Company is obligated to maintain a minimum of $12,000 per week of Network Maintenance System (NMS) usage charges under its contract with Premiere as amended November 4, 1998. This obligation will remain in effect until the total aggregate payments to Premiere for NMS usage equals $1,876,000. At December 31, 1999 the Company had a balance of $1,409,714 remaining.

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
                                   (UNAUDITED)


                                     ASSETS

                                                                                 2000
                                                                             ------------
CURRENT ASSETS
  Cash and cash equivalents                                                  $  1,168,296
  Trade accounts receivable (net allowance for doubtful accounts
    of $662,750 and $662,750, respectively)                                     8,836,438
  Other receivables                                                                12,776
  Deferred tax asset                                                                9,117
  Prepaid expenses and other assets                                                30,306
                                                                             ------------
      Total current assets                                                     10,056,933
                                                                             ------------
PROPERTY AND EQUIPMENT, NET                                                     8,625,868
                                                                             ------------
OTHER ASSETS
  Deferred tax asset                                                            6,638,445
  Other assets                                                                  1,486,083
                                                                             ------------
      Total other assets                                                        8,124,528
                                                                             ------------
      TOTAL ASSETS                                                           $ 26,807,329
                                                                             ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                                   (UNAUDITED)

                                                                                 2000            1999
                                                                             ------------    ------------
CURRENT LIABILITIES
  Notes payable                                                              $    987,626    $  1,000,000
  Notes payable - related party                                                        --      50,146,433
  Preferred dividends payable                                                   1,923,282              --
  Trade accounts payable                                                        6,893,655      12,124,825
  Accounts payable - related party                                                     --         987,475
  Accrued expenses                                                              1,788,003       3,687,165
  Capital lease obligations payable                                                    --         523,357
  Current portion of long-term debt:
    Related party                                                               3,918,292         127,355
    Unrelated party                                                               600,159              --
                                                                             ------------    ------------
      Total current liabilities                                                16,111,017      68,596,610
                                                                             ------------    ------------
LONG-TERM LIABILITIES
  Long-term debt:
    Related party                                                              21,728,924       3,498,733
    Unrelated party                                                             2,483,858              --
  Deferred credit                                                                      --       7,109,722
                                                                             ------------    ------------
      Total long-term liabilities                                              24,212,782      10,608,455
                                                                             ------------    ------------

      Total liabilities                                                        40,323,799      79,205,065
                                                                             ------------    ------------
COMMITMENTS AND CONTINGENCIES (Note 20)

STOCKHOLDERS' DEFICIT
  Preferred stock, par value $.01 per share - authorized 4,000,000 shares;
    3,338,936 shares issued and outstanding; liquidation
    value $10.46 per share or $34,925,271 in the aggregate                         33,389              --
  Common stock, par value $.01 per share - authorized 6,000,000
    shares; 985,044 shares issued; 938,147 shares outstanding                       9,850           9,850
  Additional paid-in capital                                                   49,012,697      16,044,098
  Accumulated deficit                                                         (61,175,260)    (63,522,398)
  Treasury stock, at cost, 46,897 shares                                       (1,397,146)     (1,397,146)
                                                                             ------------    ------------
      Total stockholders' deficit                                             (13,516,470)    (48,865,596)
                                                                             ------------    ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                            $ 26,807,329    $ 30,339,469
                                                                             ============    ============

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


                                            2000            1999
                                        ------------    ------------
REVENUES                                $ 18,913,832    $ 14,982,302

OPERATING EXPENSES:
  Network operations                       5,976,340       7,716,613
  Sales and marketing                      2,830,198       2,786,220
  General and administrative               7,350,047       5,942,969
  Depreciation and amortization              487,400         573,159
                                        ------------    ------------
      Total operating expenses            16,643,985      17,018,961
                                        ------------    ------------

NONOPERATING INCOME (EXPENSES):
  Interest income                             31,251             250
  Interest expense                          (621,234)       (661,443)
  Miscellaneous                               10,406          52,645
  Gain on settlement of contract                  --       1,245,833
  Gain on sale of assets                     (63,967)       (390,085)
  Bankruptcy fees                                 --        (270,339)
                                        ------------    ------------
      Total expenses                        (643,544)        (23,139)
                                        ------------    ------------
Net income (loss) before income taxes      1,626,303      (2,059,798)

Income tax (provision) benefit            (2,295,016)      1,381,556
                                        ------------    ------------
Net loss                                $   (668,713)   $   (678,242)
                                        ============    ============

EARNINGS PER COMMON SHARE:
  Basic earnings per share:
    Net loss                            $       (.71)   $       (.72)
                                        ============    ============
  Fully diluted earnings per share:
    Net loss                            $       (.16)   $       (.72)
                                        ============    ============

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


                                                             2000           1999
                                                         -----------    -----------
OPERATING ACTIVITIES
  Net loss                                               $  (668,713)   $  (678,242)
  Adjustments to reconcile net loss to net cash flows:
    Depreciation and amortization                            487,400        573,159
    Gain on settlement of contract                                --     (1,245,833)
    Loss due to impairment of asset                               --        390,085
    Gain on disposal of assets                                63,967             --
    (Increase) decrease in assets:
      Trade accounts receivable (net)                     (1,072,634)       388,690
      Other receivables                                       (4,405)        50,197
      Deferred tax asset                                   2,295,016     (1,381,556)
      Prepaid expenses                                         5,644          9,248
      Other assets                                           237,618         (1,957)
    Increase in liabilities:
      Accounts payable - trade                               859,395      1,241,233
      Accounts payable - related party                            --        541,936
      Accrued expenses                                       102,426        582,933
                                                         -----------    -----------

NET CASH FLOWS PROVIDED BY
  OPERATING ACTIVITIES                                     2,305,714        469,893
                                                         -----------    -----------
INVESTING ACTIVITIES
  Purchases of property and equipment                       (553,182)       (51,535)
                                                         -----------    -----------
NET CASH FLOWS USED IN INVESTING ACTIVITIES                 (553,182)       (51,535)
                                                         -----------    -----------

FINANCING ACTIVITIES
  Net borrowings (payments) on lines of credit              (375,196)            --
  Payments on capital lease obligations                           --       (106,992)
  Payments on notes payable - related party                       --        (31,838)
  Net borrowings on long-term debt - related party          (942,711)            --
  Payments on long-term debt - unrelated party              (230,568)            --
                                                         -----------    -----------
NET CASH FLOWS USED IN FINANCING ACTIVITIES               (1,548,475)      (138,830)
                                                         -----------    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                    204,057        279,528

CASH AND CASH EQUIVALENTS, beginning of year                 964,239        777,637
                                                         -----------    -----------
CASH AND CASH EQUIVALENTS, end of year                   $ 1,168,296    $ 1,057,165
                                                         ===========    ===========

                  TOUCH 1 COMMUNICATIONS, INC. AND SUBSIDIARIES

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

                                                             2000           1999
                                                         -----------    -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the year for interest                 $   392,336    $   102,521
  Cash paid during the year for income taxes             $        --             --

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:

Preferred dividends accrued                              $   884,255    $        --

                              Basis of Presentation

       Pro Forma Condensed Consolidated (Unaudited) Financial Information
                                 (In Thousands)

     Pro forma condensed consolidated balance sheet data as of March 31, 2000, and the condensed consolidated statements of operations for the three months ended March 31, 2000 and the year ended December 31, 1999, include the completed acquisition of Touch 1 Communications, Inc. by Z-Tel Technologies, Inc. as if this event occurred at the beginning of the respective periods presented.

     The acquisition is accounted for using the purchase method of accounting. The total costs of such acquisition are allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the purchase price included in the pro forma financial statements is preliminary. We do not expect that the final allocation of the purchase price will significantly differ from the preliminary allocation.

     The pro forma adjustments are based upon available information and upon certain assumptions that we believe are reasonable. The pro forma consolidated financial information should be read in conjunction with Z-Tel Technologies, Inc.'s financial statements and notes thereto included in the reports on Forms 10-Q and 10-K. The pro forma condensed consolidated financial information is not necessarily indicative of what our results of operations would have been had the acquisition been completed as of the beginning of the periods presented or of our future results of operations.

                            Z-Tel Technologies, Inc.
      Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2000
                                 (In Thousands)
                                   (Unaudited)

                                                  Consolidated    Consolidated
                                                   Historical      Historical
                                                      Z-Tel          Touch 1      Adjustments         Pro Forma
                                                  ------------    -------------   -----------         ---------
ASSETS
Current Assets
     Cash and cash equivalents                         58,513          1,169          (8,955)(a)         50,727
     Accounts receivable, net                          12,968          8,836              --             21,804
     Prepaid expenses and other current assets          3,144             52              --              3,196
                                                     --------        -------        --------           --------
         Total current assets                          74,625         10,057          (8,955)            75,727
Property and equipment, net                            36,316          8,626              --             44,942
Intangible assets and goodwill                             --             --          59,205 (a)         59,205
Other                                                   1,851          8,124              --              9,975
                                                     --------        -------        --------           --------
     Total assets                                     112,792         26,807          50,250            189,849
                                                     ========        =======        ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable and accrued liabilities          12,496         10,605              --             23,101
     Current portion of long-term debt and
         capital lease liabilities                         28          5,505              --              5,533
                                                     --------        -------        --------           --------
         Total current liabilities                     12,524         16,110              --             28,634

Long-term debt and capital lease obligations                7         24,213          (2,280)(b)         21,940
                                                     --------        -------        --------           --------
                                                       12,531         40,323          (2,280)            50,574
                                                     --------        -------        --------           --------
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock                                            --             33             (33)(a)             --
Common stock                                              323             10             383 (a)            716
Notes receivable from stockholders                     (1,317)            --              --             (1,317)
Unearned stock compensation                            (1,340)            --              --             (1,340)
Additional paid-in capital                            167,482         49,013          (9,237)(a)        207,258
Accumulated deficit                                   (64,569)       (61,175)         60,020 (a)       (65,724)
Treasury stock                                           (318)        (1,397)          1,397 (a)          (318)
                                                     --------        -------        --------           --------
         Total stockholder's equity (deficit)         100,261        (13,516)         52,530            139,275
                                                     --------        -------        --------           --------
                                                      112,792         26,807          50,250            189,849
                                                     ========        =======        ========           ========

                            Z-Tel Technologies, Inc.
     Pro Forma Condensed Consolidated Statement of Operations for the Three
                          Months Ended March 31, 2000
                (In Thousands, except share and per share data)
                                   (Unaudited)

                                                     Consolidated    Consolidated
                                                      Historical      Historical
                                                         Z-Tel          Touch 1         Adjustments           Pro Forma
                                                      ----------         ------         -----------           ----------
 Revenues                                                 13,976         18,914                 --                32,890
                                                     -----------        -------        -----------           -----------
 Operating expenses:
     Network operations                                    9,830          5,976                 --                15,806
     Sales and marketing                                   6,819          2,830                 --                 9,649
     Research and development                              1,299             --                 --                 1,299
     General and administrative                           10,461          7,350                 --                17,811
     Depreciation and amortization                         2,088            488              1,091 (a)             3,667
                                                     -----------        -------        -----------           -----------
       Total operating expenses                           30,497         16,644              1,091                48,232
                                                     -----------        -------        -----------           -----------
       Operating gain (loss)                             (16,521)         2,270             (1,091)              (15,342)
                                                     -----------        -------        -----------           -----------

 Nonoperating income (expense):
     Interest income                                       1,286             41                 --                 1,327
     Interest expense                                       (241)          (685)               (64)(b)              (990)
                                                     -----------        -------        -----------           -----------
       Total nonoperating income (expense)                 1,045           (644)               (64)                  337
                                                     -----------        -------        -----------           -----------
Net income (loss) before income taxes                    (15,476)         1,626             (1,155)              (15,005)

Income tax provision                                          --          2,295                 --                 2,295
                                                     -----------        -------        -----------           -----------
Net loss                                                 (15,476)          (669)            (1,155)              (17,300)
                                                     ===========        =======        ===========           ===========
Weighted average number of common shares              31,941,964                                              33,241,964 (c)
                                                     ===========                                             ===========

Basic and diluted loss per common share:             $     (0.48)                                            $     (0.45)
                                                     ===========                                             ===========

                            Z-Tel Technologies, Inc.
     Pro Forma Condensed Consolidated Statement of Operations for the Year
                            Ended December 31, 1999
                (In Thousands, except share and per share data)
                                   (Unaudited)

                                                     Consolidated    Consolidated
                                                      Historical      Historical
                                                         Z-Tel          Touch 1         Adjustments           Pro Forma
                                                      ----------         ------         -----------           ----------
 Revenues                                                  6,615         65,589                 --                72,204
                                                     -----------        -------        -----------           -----------
 Operating expenses:

     Network operations                                    7,942         28,249                 --                36,191
     Sales and marketing                                   8,588         10,589                 --                19,177
     Research and development                              3,562             --                 --                 3,562
     General and administrative                           15,379         24,395                 --                39,774
     Depreciation and amortization                         4,372          2,246              4,365 (a)            10,983
                                                     -----------        -------        -----------           -----------
       Total operating expenses                           39,843         65,479              4,365               109,687
                                                     -----------        -------        -----------           -----------
       Operating gain (loss)                             (33,228)           110             (4,365)              (37,483)
                                                     -----------        -------        -----------           -----------
 Nonoperating income (expense):
     Interest income                                         608          4,780                 --                 5,388
     Interest expense                                     (3,351)        (3,917)              (258)(b)            (7,526)
                                                     -----------        -------        -----------           -----------
           Total nonoperating income (expense)            (2,743)           863               (258)               (2,138)
                                                     -----------        -------        -----------           -----------

Net income (loss) before income taxes and
        extraordinary items                              (35,971)           973             (4,623)              (39,621)

 Income tax provision                                         --            149                 --                   149
                                                     -----------        -------        -----------           -----------
 Net income (loss) before extraordinary items            (35,971)           824             (4,623)              (39,770)

 Gain on forgiveness of debt, net of taxes                    --          1,514             (1,514)(d)                --
                                                     -----------        -------        -----------           -----------
 Net income (loss)                                       (35,971)         2,338             (6,137)              (39,770)

 Less mandatorily convertible redeemable
         preferred stock dividends                        (1,654)            --                 --                (1,654)
                                                     -----------        -------        -----------           -----------
 Net loss attributable to common stockholders            (37,625)         2,338             (6,137)              (41,424)
                                                     ===========        =======        ===========           ===========
 Weighted average number of common shares             15,099,359                                              16,199,359 (c)
                                                     ===========                                             ===========
     Net loss attributable to common shareholder     $     (2.49)                                            $     (2.56)
                                                     ===========                                             ===========

                       Pro Forma Z-Tel Technologies, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
                 (in thousands, except share and per share data)

(a) Purchase price, intangibles and goodwill information

     This adjustment reflects the elimination of Touch 1 Communications, Inc's stockholder's deficit, the excess consideration over the net assets acquired (intangible assets and goodwill) and the related amortization expense. The goodwill has been calculated as follows:

     Cash                                                       $ 8,955
     Issuance of 1,100,000 share of
        Z-Tel Technologies, Inc. common stock                    39,286
     Z-Tel Technologies, Inc. transaction costs                     883
                                                                -------
              Total consideration                                49,124

     Historical Touch 1 Communications, Inc.
        net liabilities assumed at March 31, 2000                11,172
                                                                -------
              Preliminary goodwill and intangibles              $60,296
                                                                =======

The allocation of the purchase price of Touch 1 Communications, Inc. to certain intangibles such as customer lists and goodwill will be amortized over periods of five and twenty years. The pro forma condensed consolidated statements of operations includes adjustments to record additional amortization expense of $1,091 and $4,365 for the three months ended March 31, 2000 and the year ended December 31, 1999. The pro forma condensed consolidated balance sheet includes an adjustment to record accumulated amortization against the carrying value of the intangible assets and goodwill of $4,365 as of December 31, 1999.

(b) Reduction of liabilities to reflect fair market value

     This long-term liabilities are marked to fair market value at the date of acquisition resulting in a $2,344 reduction in liabilities at March 31, 2000 and December 31, 1999, respectively. Included with this adjustment is an increase in interest expense of $64 and $258 for the three months ended March 31, 2000 and the year ended December 31, 1999, respectively.

(c) Issuance of stock

    The weighted shares outstanding calculation includes the 1,100,000 shares of common stock issued for the purchase of Touch 1 Communications, Inc. as if the common stock had been outstanding at the beginning of the respective period being presented.

(d) Extraordinary gain

    The extraordinary gain of $1,514 for the year ended December 31, 1999, is a result of the early extinguishment of debt from bankruptcy proceedings. This gain has been eliminated from the pro forma column of the financial statements because of the gain's nonrecurring nature.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Z-TEL TECHNOLOGIES, INC.



Date:   June 26, 2000               By: /s/ Jeffrey H. Kupor,
                                        ----------------------------------------
                                        General Counsel



                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

   2.1         --   Agreement and Plan of Merger dated April 10, 2000 by and
                    among Z-Tel Technologies, Inc., Tiger Acqisition Subsidiary,
                    Inc., Touch 1 Communications, Inc., and certain shareholders of Touch 1 Communications, Inc. (previously filed with the
                    Commission)

  10.3         --   Form of Employment Agreement for certain key Touch 1
                    employees, including James F. Corman, President of Touch 1
                    (previously filed with the Commission)

  99.1         --   Press release announcing the acquisition of Touch 1
                    Communications, Inc. (previously filed with the Commission)

  99.2         --   Press release of Registrant, dated June 12, 2000